UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 26, 2019

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
301 Binney Street Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip code)
(617) 621-7722
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 26, 2019, Ironwood Pharmaceuticals, Inc. (“Ironwood”) and Cyclerion Therapeutics, Inc. (“Cyclerion”), its planned research and development spin-off company, announced that Cyclerion entered into a stock purchase agreement for a private placement of up to $175 million.  The number of shares of Cyclerion common stock sold in the private placement will be determined by dividing $250 million, the pre-money valuation of Cyclerion, by the total number of shares of Cyclerion common stock outstanding immediately following the planned spin-off, determined on a fully-diluted basis pursuant to the treasury stock method.  The amount raised in the private placement is subject to certain potential reductions to preserve the tax-free nature of the spin-off.

The investors participating in this financing consist of both institutional and individual accredited investors, many of whom have been shareholders in Ironwood for several years.  Peter Hecht, Ironwood’s Chief Executive Officer and future Chief Executive Officer and board member of Cyclerion, is expected to donate a portion of his shares of Ironwood common stock to a donor advised fund that is expected to divest these shares to invest up to $34.0 million in Cyclerion as part of this financing.  Mark Currie, Ironwood’s Chief Scientific Officer and future President of Cyclerion and board member of Ironwood, has agreed to invest up to $4.0 million in Cyclerion as part of this financing.  Dr. Currie and certain other investors may fund a portion of their investment through sales of Ironwood common stock.  Drs. Hecht and Currie have agreed to not purchase Cyclerion shares for at least two years from the closing date in order to preserve the tax-free nature of the spin-off.

Completion of the private placement is subject to certain closing conditions, including the listing of Cyclerion common stock on the Nasdaq Global Market, the Securities and Exchange Commission (the “SEC”) declaring effective Cyclerion’s registration statement on Form 10, completion of the distribution, receipt of an opinion regarding the tax-free nature of the separation and receipt of aggregate proceeds of at least $150 million after giving effect to reductions (if any) to preserve the tax-free nature of the spin-off.

Cyclerion has agreed to file with the SEC a registration statement covering resale of shares of Cyclerion common stock purchased in the private placement.

The closing of the private placement is expected to take place immediately following Ironwood’s distribution of Cyclerion shares to Ironwood stockholders in the planned spin-off.  The purchase agreement may be terminated by investors committed to purchase a majority of the shares if the private placement has not occurred by April 15, 2019, and any investor may terminate the purchase agreement with respect to their investment if the private placement has not occurred by May 15, 2019.

The information in this Current Report on Form 8-K is being furnished and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the completion, structure and terms of the proposed separation, the closing of the private placement and the leadership and boards of directors of each of Ironwood and Cyclerion following the separation.  Each forward-looking statement is subject to risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the possibility that Ironwood may not complete the separation or the private placement on the terms currently contemplated, if at all; the risk that the management and boards of directors of Ironwood and Cyclerion will be different than currently contemplated; and the risks listed under the heading “Risk Factors” and elsewhere in Ironwood’s Annual Report on Form 10-K filed with the SEC on February 25, 2019, in Ironwood’s subsequent SEC filings, including SEC filings related to the planned separation, and in Cyclerion’s Registration Statement on Form 10. These forward-looking statements (except as otherwise noted) speak only as of the date of this Current Report on Form 8-K, and Ironwood undertakes no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: February 26, 2019	By:	/s/ Halley E. Gilbert
Name: Halley E. Gilbert
Title: Senior Vice President, Chief Legal Officer and Secretary